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                                                                EXHIBIT 99.2

                             FREEPORT-MCMORAN INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREEPORT MCMORAN INC. FOR
              THE SPECIAL MEETING TO BE HELD ON DECEMBER 22, 1997.

    The undersigned hereby appoints James R. Moffet, Rene L. Latiolais and Richard C. Adkerson as proxies with full power of substitution, to vote the shares of the undersigned in FTX at the Special Meeting of FTX to be held at FTX's corporate office, 1615 Poydras Street, New Orleans, Louisiana 70112 on December 22, 1997 at 10:00 a.m., and at any adjournments thereof, and all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
                          (CONTINUED ON REVERSE SIDE)
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PLEASE MARK YOUR
                                                            VOTES AS INDICATED
IN
                                                /X/
                                                            THIS EXAMPLE.

The Board of Directors recommends a vote FOR:

1. Approval and adoption of the Agreement and Plan of Merger dated as of August 26, 1997 by IMC Global Inc. and Freeport-McMoRan, Inc.

     / /  FOR               / /  AGAINST              / /  ABSTAIN

    PLEASE CHECK THIS BOX IF YOU PLAN TO
                                                              / /
                                            ATTEND THE SPECIAL MEETING.

SIGNATURE(S)___________________________________________  DATED: __________, 1997
You may specify your vote by marking the appropriate box above.
You need not mark any boxes, however if you wish to vote your shares in accordance with the Board of Directors' recommendation.
If your votes are not specified, your shares will be voted FOR the Merger.